Exhibit 10(n)

TEXAS INSTRUMENTS 2009 DIRECTOR COMPENSATION PLAN

As Amended January 19, 2012

SECTION 1.  PURPOSE.

The Texas Instruments 2009 Director Compensation Plan (“the Plan”) is intended as a successor plan to the Company’s 2003 Director Compensation Plan (“2003 Plan”).  This Plan is designed to attract and retain qualified individuals to serve as directors of the Company and to increase the proprietary and vested interest of such directors in the growth and performance of the Company.  This Plan is effective for Awards granted on or after the Effective Date.  With respect to Deferred Compensation, as of the Effective Date, the Post-2004 Accounts (as defined in the 2003 Plan) of the participants in the 2003 Plan are hereby merged into the Deferred Compensation accounts under this Plan and the amounts in those Accounts shall be governed thereafter by the terms of this Plan.  Any elections made under Section 8 of the 2003 Plan shall remain applicable to and shall govern the Deferred Compensation Accounts of this Plan unless changed by the Participant in accordance with the terms of this Plan.

SECTION 2.  DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Account” means a Cash Account or Stock Unit Account established under Section 11 of the Plan.

(b)	“Administrator” means the Board or a committee of directors designated by the Board to administer the Plan.

(c)	“Award” means any Option, Restricted Stock Unit, Stock Appreciation Right or other stock-based award under the Plan.

(d)

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Director.  An Award Agreement may be in electronic form.

(e)	“Board” means the Board of Directors of the Company, as constituted from time to time.

(f)

“Cash Account” means the bookkeeping accounts established or maintained pursuant to Section 11(b)(i) on behalf of each Director who elects pursuant to Section 11(b) to have any of his or her Deferred Compensation credited to a cash account.

(g)	Change in Control definitions:

(i)

“Change in Control (2010 Grant)” means an event when (i) any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person otherwise than pursuant to a transaction or agreement approved by the Board prior to the time the Acquiring Person

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became such, or (ii) a majority of the Board shall change within any 24-month period unless the election or the nomination for election by the Company’s stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. For the purposes hereof, the terms Person, Affiliates, Associates and Acquiring Person shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1998 between the Company and Harris Trust and Savings Bank.  Notwithstanding the foregoing, if a Restricted Stock Unit (2010 Grant) granted under this Plan is or becomes subject to Section 409A of the Code, then with respect to such Restricted Stock Unit, “Change in Control (2010 Grant)” means a change in control event as to the Company, as defined in Section 409A of the Code and the regulations thereunder.

(ii)	“Change in Control (Post-2010 Grant)” shall mean an event that will be deemed to have occurred:

(A)

On the date any Person, other than (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.  However, if any Person is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control (Post-2010 Grant);

(B)

On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or

(C)

On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  However, there is no Change in Control (Post-2010 Grant) when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least 50 percent of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least 50 percent of the total value or voting power of the outstanding stock of the Company.

(D)	For purposes of (A), (B) and (C) of this Section 2(g)(ii):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;

(2)

“Person” shall have the meaning given in Section 7701(a)(1) of the Code.  Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code; and

(3)

“Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.

(E)

Notwithstanding the foregoing, in no case will an event in (A), (B) or (C) of this Section 2(g)(ii) be treated as a Change in Control (Post-2010 Grant) unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.

(h)“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Company” means Texas Instruments Incorporated, together with any successor thereto.

(j)

“Deferred Cash Compensation” means that portion of any Director’s Eligible Compensation that is payable in cash and that he or she elects pursuant to Section 11(a) to be deferred in accordance with this Plan.

(k)	“Deferred Compensation” means that portion of any Director’s Eligible Compensation that he or she elects pursuant to Section 11(a) to be deferred in accordance with this Plan.

(l)

“Deferred Compensation Account” means a Cash Account or Stock Unit Account containing amounts earned and deferred under this Plan or the 2003 Plan and Restricted Stock Units, the receipt of which a Director has elected to defer.

(m)	“Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

(n)	“Effective Date” means the date this Plan is approved by stockholders of the Company.

(o)	“Eligible Compensation” means (i) the cash portion of any compensation payable by the Company to a Director for his or her services as a Director but shall not include any reimbursement by the Company of expenses incurred by a Director incidental to attendance at a meeting of the Company’s stockholders, the Board, or any committee of the Board, or of any other expense incurred on behalf of the Company, (ii) any Restricted Stock Units granted by the Company to a Director for his or her services as a Director, and (iii) any dividend equivalents paid on Restricted Stock Units pursuant to Section 9(d).

(p)

“Fair Market Value” means the closing price of the Shares on the date specified (or, if there is no trading on The NASDAQ Stock Market on such date, then on the first previous date on which there is such trading) as reported by WSJ.com or Bloomberg L.P., or if unavailable, then by reference to any other source as may be deemed appropriate by the G&SR Committee.

(q)	“G&SR Committee” means the Governance and Stockholder Relations Committee of the Board or any successor committee.

(r)	“Option” means an option granted under this Plan to purchase Shares on the terms and conditions set forth in the Plan and the applicable Award Agreement.

(s)	“Participant” means an individual who has received an Award or established an Account under the Plan.

(t)“Plan” means this Texas Instruments 2009 Director Compensation Plan.

(u)

“Restricted Stock Unit” means a contractual right granted under this Plan that is denominated in Shares, each of which represents a right to receive a Share on the terms and conditions set forth in the Plan and the applicable Award Agreement.

(v)	“Restricted Stock Unit (2010 Grant)” means a Restricted Stock Unit granted on or before January 28, 2010, to a Director of the Company who is a Director on December 3, 2009.

(w)“Secretary” means the Secretary of the Company.

(x)

“Separation from Service” means a termination of services provided by a Participant as a member of the Board or of the board of directors of any other member of the controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company (for purposes of this Section 2(x), the controlled group members other than the Company are referred to collectively as “ERISA Affiliates”), whether such termination is voluntary or involuntary, as determined by the Administrator in accordance with Treas. Reg. §1.409A-1(h).  In determining whether a Participant has experienced a Separation from Service as a member of the Board or of a board of directors of an ERISA Affiliate, the following provisions shall apply:

(i)

If a Director also provides services to the Company or any ERISA Affiliate as an employee at the time of his Separation from Service as a member of the Board, the services such Participant provides as an employee shall not be taken into account in determining whether the Participant has a Separation from Service as a Director for purposes of this Plan (provided that this Plan is not, at the time of such determination, aggregated under

Treas. Reg. §1.409A-1(c)(2)(ii) with any plan in which the Participant participates as an employee).

(ii)

A Participant shall be considered to have experienced a termination of services when the facts and circumstances indicate that the Participant, the Company and each ERISA Affiliate reasonably anticipate that the Participant will perform no further services for the Company or any ERISA Affiliate as a member of the Board (or the board of directors of any ERISA Affiliate), and the Participant’s term as a member of the Board has expired.

(iii)

If a Director is also providing additional services to the Company as an independent contractor, he or she cannot have a Separation from Service for purposes of Section 409A of the Code until he or she has separated from service both as a Director and as an independent contractor.

(y)	“Shares” shall mean shares of the common stock of the Company, $1.00 par value.

(z)

“Specified Employee” means any Participant who is determined to be a “key employee” (as defined under Section 416(i) of the Code without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Administrator in accordance with Treas. Reg. §1.409A-1(i).  In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(i)

Identification of the individuals who fall within the above-referenced definition of “key employee” shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”).  In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(ii)

Each Participant who is among the individuals identified as a “key employee” in accordance with part (i) of this Section 2(z) shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

(aa)

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 10 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price shall not be less than the Fair Market Value of one Share on the date of grant of the right.

(bb)

“Stock Unit Account” means the bookkeeping accounts established, pursuant to Section 11(b)(ii), on behalf of each Director who elects, pursuant to Section 11(b), to have any of his or her Deferred Cash Compensation credited to a stock unit account.

(cc)

"Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or the Participant’s spouse, beneficiary, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, all as determined by the Administrator based on the relevant facts and circumstances and as provided for in Treas. Reg. §1.409A-3(i)(3) or any successor provision.

(dd)“Year” means a calendar year.

SECTION 3.  ELIGIBILITY.

Each Director shall be eligible to defer Eligible Compensation and to receive Awards under the Plan.

SECTION 4.  ADMINISTRATION.

This Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, the Administrator shall have full power and authority to:  (i) interpret, construe and administer the Plan and any instrument or agreement relating to, or Award granted or Accounts established under, the Plan; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that it deems necessary or desirable for the administration of this Plan.  All decisions of the Administrator shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Directors.

SECTION 5.  SHARES SUBJECT TO THE PLAN.

(a)	Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 2,000,000 Shares.

(b)

If, after the effective date of the Plan, (i) any Shares covered by an Award or Stock Unit Account, or to which such an Award relates, are forfeited, or (ii) if an Award or Account expires or is cancelled or is otherwise terminated without the delivery of Shares, then such Shares, to the extent of any such forfeiture, expiration, cancellation, or termination, shall again be, or shall become, available for issuance under the Plan.  For purposes of this Section, awards and options granted under any previous director compensation plan of the Company shall be treated as Awards, and accounts established under any such plan shall be treated as Accounts.  For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (1) the withholding of Shares as a result of the net settlement of an outstanding Option; (2) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (3) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.

(c)	Any Shares delivered pursuant to an Award or Stock Unit Account may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.

(d)

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall equitably adjust any or all of (i) the number of outstanding Restricted Stock Units, (ii) the number and type of Shares credited to Stock Unit Accounts, (iii) the number and type of Shares subject to Options and SARs, (iv) the exercise price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option or SAR, and (v) the aggregate limit specified in Section 5(a); provided, however, that no fractional Restricted Stock Units or Shares shall be issued or outstanding hereunder.  Any such adjustment with respect to a “Stock Right” outstanding under the Plan as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid imposition of any additional tax or penalty under Section 409A.

SECTION 6.  EQUITY GRANT UPON INITIAL ELECTION.

(a)

Initial Grant.  Following the effective date of this Plan, each Director shall, effective as of the date of such individual’s initial election or appointment to the Board, be granted 2,000 Restricted Stock Units.

(b)	Terms and Conditions. The terms and conditions of each Restricted Stock Unit granted under this Section 6 shall be as described in Section 9.

SECTION 7.  ANNUAL EQUITY GRANTS.

(a)

Annual Grant.  Effective in 2011, each Director will be granted annually an Option with a grant-date value of approximately $100,000 determined using a Black-Scholes option-pricing model and a Restricted Stock Unit Award with a grant-date value of approximately $100,000, in each case rounded down to the nearest whole share.  The Restricted Stock Units granted under this Section 7(a) shall be in addition to any RSUs granted to any Director pursuant to Section 6.

(b)

Effective Date of Annual Grant.  In each year the effective date for the annual grant of equity to the Company’s executive officers by the Compensation Committee of the Board (or any successor committee) shall be the date the Options and Restricted Stock Units are granted; provided that in any year in which the Compensation Committee does not grant equity to any of the Company’s executive officers in connection with the annual compensation review process, then the third trading day after the release of the Company’s financial results for the first quarter of such year shall be the date the Options and Restricted Stock Units are granted.

(c)	Terms and Conditions. The terms and conditions of each Option and Restricted Stock Unit granted under this Section 6 shall be as described in Sections 8 and 9, respectively.

(d)

Reductions in Awards.  Prior to the effective date of any annual grant as described in this Section 7, the Board shall have the right to make reductions in the Awards to be granted under this Section 7.  In determining whether to reduce any Award and the amount of any reduction, the Board shall take into consideration such factors as the Board shall determine.

SECTION 8.  OPTIONS.

The Options granted under this Plan will be nonstatutory stock options not intended to qualify under Section 422 of the Code and shall have the terms and conditions described in this Section 8:

(a)

Price and Term of Options.  The purchase price per share of Shares deliverable upon the exercise of each Option shall be 100% of the Fair Market Value per share of the Shares on the effective date of the grant as determined in Section 7(b).

(b)

Payment.  The Secretary shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an Option may be made or deemed to have been made.

(c)	Exercisability. Subject to Section 8(d), Options shall become exercisable in four equal annual installments commencing on the first anniversary date of the grant.

(d)	Termination of Service as a Director. The effect of a Participant’s termination of service as a member of the Board shall be as follows:

(i)	Termination for cause: All outstanding Options held by the Participant shall be canceled immediately upon termination.

(ii)

Death: All outstanding Options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 8(c), and shall be exercisable by such Participant’s heirs or legal representatives.

(iii)

Permanent disability, termination after 8 years of service, or termination for reason of ineligibility to stand for reelection under the Company’s By-Laws: All outstanding Options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 8(c).

(iv)

Change in Control:  If a Participant experiences a Separation From Service (other than for cause) within 24 months after a Change in Control (Post-2010 Grant), the provisions of Section 8(c) shall not apply and Options held by the Participant shall be immediately exercisable and shall continue to full term.

(v)

Other: For any termination other than those specified above, all outstanding Options held by the Participant shall be exercisable for 30 days after the date of termination, only to the extent that such Options were exercisable on the date of termination, except that if the Participant dies within 30 days after his or her termination, then such Participant’s heirs may exercise the Options for a period of up to one year after the Participant’s death, but only to the extent any unexercised portion was exercisable on the date of termination.

(e)

Option Agreement.  Each Option granted under this Plan shall be evidenced by an Award Agreement with the Company, which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

SECTION 9.  RESTRICTED STOCK UNITS.

Each Restricted Stock Unit granted under this Plan shall be paid or settled by the issuance of one Share and shall have the terms and conditions described in this Section 9:

(a)

Vesting and Settlement.  Subject to Sections 9(b) and 9(c)(iii) and subject to a Director’s election to defer the settlement of Restricted Stock Units pursuant to Section 11, the shares covered by the Restricted Stock Units shall be paid or settled as soon as practicable after the fourth anniversary of the date of grant.

(b)

Change in Control.  With respect to Restricted Stock Units (2010 Grant), in the event of a Change in Control (2010 Grant), the provisions of Sections 9(a) and (c) shall not apply (except for Section 9(c)(iv), which shall apply), any election by a Director to defer settlement of Restricted Stock Units  (2010 Grant) pursuant to Section 11 shall be cancelled and any such Restricted Stock Units outstanding under this Plan shall vest and be paid immediately.  See Section 9(c)(iii) for the effect of a Change in Control on all other Restricted Stock Units.

(c)	Termination of Service as a Director. The effect of a Participant's termination of service as a member of the Board shall be as follows:

(i)

Death:  All outstanding Restricted Stock Units held by the Participant shall continue to full term subject to the other terms and conditions of this Plan, and shares shall be issued to such Participant's heirs at such times and in such manner as if the Participant were still a member of the Board.

(ii)

Permanent disability, termination after 8 years of service, or termination for reason of ineligibility to stand for reelection under the Company's By-Laws:  All outstanding Restricted Stock Units held by the Participant shall continue to full term subject to the other terms and conditions of this Plan, and shares shall be issued to such Participant at such times and in such manner as if the Participant were still a member of the Board.

(iii)

Separation From Service after a Change in Control:  With respect to Restricted Stock Units other than Restricted Stock Units (2010 Grant), in the event a Participant experiences a Separation From Service (other than for cause) within 24 months after a Change in Control (Post-2010 Grant), the provisions of Section 9(a) shall not apply and:

(A)To the extent permitted without additional tax or penalty by Section 409A of the Code, all shares underlying such Restricted Stock Units held by the Participant (including any such Restricted Stock Units subject to an election to defer settlement under Section 11) will be issued on, or as soon as practicable (but no later than 60 days) after, the Participant’s Separation From Service; provided, however, that if the participant is a Specified Employee upon such Separation From Service, the shares will be issued on, or as soon as practicable (but no more than 10 days) after, the first day of the seventh month following the Separation From Service and any such Restricted Stock Units outstanding under this Plan shall vest and be paid immediately.

(B)To the extent that the issuance of shares is not permitted without additional tax or penalty by Section 409A, the Award will continue to full term and the shares will be issued at the issuance date specified in the Award Agreement as if the Participant were still a Director on such date or (for any such Restricted Stock Units subject to an election to defer settlement pursuant to Section 11) in accordance with Section 11(h)(i).

(iv)	Other: For any termination other than those specified above, all outstanding Restricted Stock Units held by the Participant shall terminate and become void without any shares being issued.

(v)

With respect to Restricted Stock Units (2010 Grant), if a Participant's termination of service (other than for cause) occurs within 30 days of a Change in Control (2010 Grant), then the Change in Control (2010 Grant) shall be deemed to have occurred first and the provisions of Section 9(b) shall apply.

(d)

Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award granted under this Plan shall be evidenced by an Award Agreement with the Company, which shall contain the terms and conditions set forth herein and shall otherwise be consistent with the provisions of this Plan.

(e)

Right to Dividend Equivalents.  Each recipient of Restricted Stock Units under this Plan shall have the right, during the period when such Restricted Stock Units are outstanding and prior to the termination, forfeiture or payment or settlement thereof, to receive dividend equivalents equal to the amount or value of any cash or other distributions or dividends payable on the same number of Shares.  The Company shall accumulate dividend equivalents on each dividend payment date and, unless a Director has elected to defer receipt of such dividend equivalents pursuant to Section 11, pay such accumulated amounts without interest in December of each fiscal year, but no later than March 15 of the calendar year following the calendar year in which the related dividend is declared.

(f)	Issuance of Shares. A stock certificate or certificates shall be registered and issued or other indicia of ownership of shares shall be issued, in the name or for the benefit of the holder of Restricted Stock Units and delivered to such holder as soon as practicable after such Restricted Stock Units have become payable or settleable in accordance with the terms of the Plan.

SECTION 10.  STOCK APPRECIATION RIGHTS (SARs).

(a)	SARs may be granted to Directors with such terms and conditions as the Administrator shall determine not inconsistent with the provisions of the Plan.

(b)	The term of each SAR shall be fixed by the Administrator but shall not exceed 10 years.

SECTION 11.  DEFERRED COMPENSATION.

(a)	Deferral Election. Each Director may elect, with respect to any Year, that all or any percentage of his or her Eligible Compensation be deferred in accordance with the terms of this Plan.

(b)

Cash Compensation Investment Alternatives.  Each Director may elect that his or her Deferred Cash Compensation for any Year be credited to a Cash Account or a Stock Unit Account or to any combination thereof.

(i)	Cash Accounts.

(A)

The Company shall establish and maintain, as appropriate, separate unfunded Cash Accounts for each Director who has elected that any portion of his or her Deferred Cash Compensation be credited to a Cash Account.

(B)

As of the date on which any amount of a Director’s Deferred Cash Compensation becomes payable, his or her Cash Account shall be credited with an amount equal to that portion of such Deferred Cash Compensation as such Director has elected be credited to his or her Cash Account.

(C)

As of the last day of each month, interest on each Cash Account shall be credited on the average of the balances on the first and last day of such month.  Interest shall be credited at a rate equivalent to the average yield on corporate bonds rated Aaa by Moody’s Investors Service on September 30 of the preceding Year (or if there is no such yield reported for such date, then on the next preceding date for which such a yield is reported) as published in Federal Reserve Statistical Release H.15, or at such other rate that would qualify as a "reasonable rate of interest" as defined by Section 409A of the Code, as may be determined by the G&SR Committee for each Year.

(ii)	Stock Unit Accounts.

(A)

The Company shall establish and maintain, as appropriate, separate unfunded Stock Unit Accounts for each Director who has elected that any portion of his or her Deferred Cash Compensation be credited to a Stock Unit Account.

(B)

As of each date on which any amount of a Director’s Deferred Cash Compensation becomes payable, his or her Stock Unit Account shall be credited with that number of units as are equal to the number of full or fractional Shares as could be purchased at the Fair Market Value on the first trading day preceding such date with the portion of such Deferred Cash Compensation as such Director has elected be credited to his or her Stock Unit Account.

(C)

As of the payment date for each dividend on Shares declared by the Board, there shall be credited to each Stock Unit Account that number of units as are equal to the number of full or fractional Shares as could be purchased at the Fair Market Value on the first trading day preceding the payment date for such dividend with an amount equal to the product of: (i) the dividend per share, and (ii) the number of units in such Stock Unit Account immediately prior to the record date for such dividend.

(c)	Restricted Stock Units. Each Director may elect to defer all or a portion of any Restricted Stock Unit Award.

(d)	Dividend Equivalents. Each Director may elect to defer all or a portion of any dividend equivalents paid on Restricted Stock Units.

(e)

Time of Election.  An election to defer all or any portion of Eligible Compensation for any Year shall be made in writing in the form (“Election Form”) prescribed by the Secretary.  The Election Form shall contain the Participant's elections as to the time of distribution of any compensation so deferred.

(i)	A Participant may elect that his or her Deferred Compensation be distributed at the time or times indicated below:

(A)	Entire balance to be distributed immediately after Separation from Service for any reason other than death;

(B)

Entire balance to be distributed a number of months, as specified by the Participant on the Election Form, after Separation from Service for any reason other than death, but not later than ten years following such Separation from Service;

(C)

Approximately equal monthly installments for a number of months, as specified by the Participant on the Election Form, commencing the month after Separation from Service for any reason other than death, provided that distribution shall be completed not later than ten years following such Separation from Service; or

(D)

A percentage of the entire balance to be paid on certain dates, with such percentages and dates specified by the Participant on the Election Form, provided that distribution shall commence no earlier than Separation from Service for any reason other than death, and shall be completed not later than ten years following such Separation from Service.

(ii)	A Participant may revoke an election as to the time of distribution and substitute a new election therefore by submitting an Election Form to the Secretary in accordance with the following criteria:

(A)

Any new election regarding the time of distribution must result in a minimum of five (5) years’ lapse between the currently applicable distribution date and the new date of distribution (as determined in accordance with the Regulations under Section 409A of the Code); and (B) the election must be made at least twelve (12) months prior to the date of distribution that would otherwise have been applicable.

(iii)

Except as hereinafter provided, to be effective, an Election Form relating to payments for a Year, or to Restricted Stock Units that may be granted in such Year, must be received by the Secretary on or before December 31 of the preceding Year.  In the case of a Director’s initial election to the Board, the initial Election Form must be received not more than 30 days following his or her election to the Board and, if received within such 30-day period, the Election Form shall be effective only for Eligible Compensation earned after the election becomes irrevocable pursuant to Section 11(f).  The time of election and the time of distribution shall comply in all respects with the applicable requirements of Section 409A of the Code.

(f)

Irrevocability of Election.  A Director’s election to defer all or any portion of his or her Eligible Compensation for any Year and a revocation and substitution of an election regarding the time of distribution shall be irrevocable upon receipt by the Secretary of a completed Election Form from the Director.

(g)	Form of Distributions.

(i)	Distributions of amounts credited to each Participant’s Cash Account shall be made in cash.

(ii)Distributions of units credited to each Participant’s Stock Unit Account shall be made by issuing to such Participant an equivalent number of Shares.

(iii)Distribution of Shares relating to vested Restricted Stock Units the

Participant has elected to defer shall be made by issuing to such Participant the whole number of Shares attributable to such vested Restricted Stock Units.  Notwithstanding the foregoing, no fractional shares will be issued and any fractional unit will be distributed by payment of cash in the amount represented by such fractional unit based on the Fair Market Value on the date preceding the date of payment.

(h)	Time of Distributions.

(i)

Normal Distributions.  Except as otherwise hereinafter provided, distributions from a Participant's Deferred Compensation Account shall be made (Y) on the first day of the month following such Participant’s Separation from Service on the Board for any reason other than death, or (Z) at such later time as the Participant has elected on his or her Election Form in accordance with the terms of this Plan.

Notwithstanding the foregoing, no distribution may be made to a Specified Employee before the date that is six months after the date of Separation from Service or, if earlier, the date of death.

(ii)

Change in Control.  In the event a Participant experiences a Separation From Service (other than for cause) within 24 months after a Change in Control (Post-2010 Grant), then, to the extent permitted without additional tax or penalty by Section 409A of the Code, such Participant shall receive a distribution of the balances credited to the Participant’s Account which are attributable to amounts credited to the account beginning on or after January 1, 2010.  See Section 9(c)(iii) for the effect of such Separation From Service on deferred Restricted Stock Units.

The amounts to be distributed pursuant to this Section 11(h)(ii) shall be paid on, or as soon as practicable (but no later than 60 days) after, the Participant’s Separation from Service, provided, however, that if the Participant is a Specified Employee upon such Separation From Service, the balances credited to the Participant’s Account will be distributed on, or as soon as practicable (but no more than 10 days) after, the first day of the seventh month following such Separation From Service.

To the extent that distributions of amounts pursuant to this Section 11(h)(ii) are not permitted without additional tax or penalty by Section 409A of the Code, the affected Participant shall receive distribution of the amounts referred to in this Section 11(h)(ii) in accordance with Section 11(h)(i).

(iii)

Unforeseeable Emergency.  An earlier distribution may be made upon a finding that the Participant is suffering from an Unforeseeable Emergency.  A withdrawal on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved (A) through reimbursement or compensation from insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or (C) by cessation of deferrals under the Plan.

Withdrawal because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), as determined by the Administrator, in its sole discretion.  The Participant must apply in writing for a payment upon an “Unforeseeable Emergency,” using the form prescribed by the Administrator.  The Administrator retains the sole and absolute discretion to grant or deny a payment upon an Unforeseeable Emergency.  In the event of approval of a payment upon an Unforeseeable Emergency, the Participant’s outstanding deferral elections under the Plan shall be cancelled.

(i)

Death of Participant.  Notwithstanding the foregoing, in the event of the death of a Participant prior to receipt by such Participant of the full amount of cash and number of shares to be distributed from his or her Deferred Compensation Account, all such cash and/or shares will be distributed to the beneficiary or beneficiaries designated by the Participant, or if no beneficiary has been designated, to the Participant’s estate as soon as practicable following the month in which the death occurred.  Shares to be distributed to the Participant in connection with deferred Restricted Stock Units shall also be distributed as described in the preceding sentence but in no event earlier than the fourth anniversary of the date of grant.

(j)

Certain Rights Reserved by the Company.  In the event that, pursuant to Section 13, the Company suspends, modifies or terminates this Plan, the Company shall have the right to distribute to each Participant all amounts in such Participant’s Cash Account or Shares equivalent to units in such Participant’s Stock Unit Account, including, in the case of Stock Unit Accounts, the right to distribute cash equivalent to the units in such Accounts and all Shares attributable to vested Restricted Stock Units that a Participant has elected to defer, provided that any such suspension, modification or termination may be effected without penalty under Section 409A of the Code.

(k)

Certain Affiliations.  In the event that a Participant terminates his or her membership on the Board and becomes affiliated with a government agency, all amounts in such Participant’s Cash Account, shares equivalent to units in such Participant’s Stock Unit Account and Shares attributable to Restricted Stock Units that such Participant has elected to defer will be distributed to the Participant if such payment is necessary to avoid violation of any applicable federal, state, local or foreign ethics or conflict of interest law or if necessary to comply with an ethics agreement with the federal government.

SECTION 12.  OTHER STOCK-BASED AWARDS.

The Administrator is hereby authorized to grant to Directors such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan.  Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards.  Shares or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine, the value of which consideration, as established by the Administrator, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.  The Company intends that such other Awards granted pursuant to this Section shall comply with Section 409A of the Code if applicable.

SECTION 13.  AMENDMENT AND TERMINATION.

Except to the extent prohibited by or inconsistent with applicable law:

(a)

Amendments.  The Board may amend, alter, suspend, discontinue or terminate the Plan, including, without limitation, the number of shares subject to Awards granted pursuant to Sections 6, 7 and 10, without the consent of any stockholder, Participant, other holder or beneficiary of any Award, or other person; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of The NASDAQ Stock Market or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award; and provided further, that no such amendment or alteration shall increase the aggregate number of shares that may be issued under the Plan except as provided in Section 5(d).  In addition, any such amendment shall be in compliance with Section 409A of the Code.  The Administrator may modify any outstanding Awards to comply with Section 409A without consent from Participants.  Notwithstanding any other provision of the Plan or any Award Agreement, no amendment, alteration, suspension, discontinuation or termination of the Plan or any Award Agreement shall be made that would (1) permit Options or SARs to be granted with a per Share exercise price of less than the Fair Market Value of a Share on the date of grant thereof or (2) except as provided in Section 5(d), (w) reduce the exercise price of any Option or SAR established at the time of grant thereof, (x) be treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), (y) cancel an Option or SAR  in exchange for another Option, SAR, restricted stock unit or any other Award, or (z) terminate an Option or SAR in exchange for a cash amount equal to or greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award.  A cancellation and exchange described in clause (y) of the immediately preceding sentence is prohibited regardless of whether the option, SAR, restricted stock unit or other equity is delivered simultaneously with the cancellation and regardless of whether the cancellation and exchange are treated as a repricing under GAAP or are voluntary on the part of the Participant.

(b)

Correction of Defects, Omissions and Inconsistencies.  The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14.  GENERAL PROVISIONS.

(a)

No Rights of Stockholders.  Neither a Participant nor a Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable under the Plan in connection with any Award or Account, in whole or in part, unless and until certificates or other indicia of ownership of such shares shall have been issued.

(b)

Limits of Transfer of Awards.  No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution.  During the Participant’s lifetime, rights under an Award shall be exercisable only by the Participant, or if permissible under applicable law, by the Participant’s guardian or legal representative.

(c)

No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)

Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

(e)

Severability.  If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person, Award or Account, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)

No Trust or Fund Created.  Neither the Plan nor any Award or Account shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive an Award or Account, or Shares pursuant to an Award or Account, from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)

Accounts Unsecured.  Until distributed, all amounts credited to any Cash Accounts or represented by units credited to any Stock Unit Account shall be property of the Company, available for the Company’s use, and subject to the claims of general creditors of the Company.  The rights of any Participant or beneficiary to distributions under this Plan are not subject to anticipation, alienation, sale, transfer, assignment, or encumbrance, and shall not be subject to the debts or liabilities of any Participant or beneficiary.

(h)

Withholding.  The Company shall be authorized to withhold from any Awards granted or any transfer made under any Award or under the Plan or from any dividend equivalents to be paid on Restricted Stock Units the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, exercise, payment or settlement of an Award or any payment of dividend equivalents under Restricted Stock Units or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of any such taxes.

(i)

No Right to Continued Board Membership.  The grant of an Award or establishment of an Account shall not be construed as giving a Participant the right to be retained as a director of the Company.  The Board may at any time fail or refuse to nominate a Participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any Participant to the Board free from any liability or claim under this Plan or any Award or Account.

(j)	409A Compliance. The Company makes no representations or covenants that any Award granted or Deferred Compensation arrangement maintained under the Plan will comply with Section 409A of the Code.

SECTION 15.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 16.  TERM OF THE PLAN.

No Award shall be granted or compensation deferred under the Plan after the tenth anniversary of the Effective Date of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted or Account established prior to the termination of the Plan may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award or Account, or to waive any conditions or rights thereunder, shall extend beyond such date.